BAK
BAK BATTERY
Rechargeable li-ion Battery
BAK
BAK BATTERY
Rechargeable li-ion Battery

BAK

China BAK

New Growth Potential
May 2008

Safe Harbor Statement
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This presentation includes or incorporates by reference statements that constitute forward-
looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  These statements include, but are not limited to, information or assumptions about revenues, gross profit, expenses, income, capital and other expenditures, financing plans, capital structure, cash flow, liquidity, management’s plans, goals and objectives for future operations and growth.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,”
“estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, levels of activity, performance or achievements.

Key Applications
Li-ion
Rechargeable
Batteries
Notebook
Computers
Cell phones
PDAs
Digital
Cameras
Bluetooth Headsets
MP3/Portable Entertainment
Hybrid-electric vehicles
Light-electric vehicles
Uninterruptible Power
Supply

US $ M
$250
$200
$150
$100
$50
$0
$64
$102
$144
$146
$210
$104
FY 04
FY 05
FY 06
FY 07
FY 08E
FY08 1H

FY08 Revenue: Reaffirming
For the fiscal years ending September 30
Seasonality not observed in first two quarters of FY 08

Q208 (Mar): Notebook Cells A
Bright Spot
Rev. $51M, near-record; up 74% vs. Q207
Rev from notebook cells doubled vs Q108, now 2nd
largest revenue source (13%)
Gained Simplo as customer: one of the world’s
largest notebook battery pack manufacturer
HP “on schedule”
Selling prices raised

OEM Laptop Battery Cells
Worldwide shortage of supply: at
least 150M cells each in 08-10
China BAK is the only Chinese
manufacturer with commercial
production
Major source of growth: now 13% of
rev; will be 50% by 09
Shipping to pack manufacturers,
gained Simplo in Jan 08; signed
LOI with HP in Aug 07

Notebook Cell Sales Trend
0
   2
   4
   6
   8
    10
    12
    14
    16
2007Q1
2007Q2
2007Q3
2007Q4
2008Q1
2008Q2E
13%
>20%
5%
  3%
2.7%
  1%
Rev and As % of Total Rev

Mobile Battery and Polymer Cells
Currently 80-87% of Rev.
OEM market in China
Lenovo, China Tech Faith Wireless, UTStarcom, SIM Technology
Group, Longcheer Technology, Hisense
Qualification underway with international Tier 1 OEM’s
Replacement market unique to China
Cell phones are sold and resold through an existing distribution network – not disposed of like in the US, creating strong demand for replacement batteries

Management Team
Xiangqian Li, Chairman and CEO
Visionary leader in China Li-ion battery industry
Led CBAK since founding; full time, operating CEO
Tony Shen, CFO, 1 year with CBAK
Former CFO at eLong Inc (Nasdaq: LONG), led eLong to its first quarter of operating profit
Directed comprehensive cost/expense reduction efforts
Dr. Henry Mao, Director, COO and CTO, 5 years with CBAK
Significant expertise in Li-ion technology; widely published technological author; holder of 7 US patents in Li-ion
Successful tenure as CTO at Lishen and senior engineering
position at NEC Moli Energy